Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

March 19, 2007

To: Life Exchange, Inc.

    As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Form 10, of our report dated November 28, 2006, relating to the financial statements of Life Exchange, Inc. and to the reference to our Firm under the caption "Interest of Named Experts and Counsel" appearing in this Prospectus.

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES
(F/K/A JEWETT, SCHWARTZ & ASSOCIATES)

/s/ Lawrence H. Wolfe
For the Firm